Exhibit 10.1

CONSTRUCTION LOAN AND SECURITY AGREEMENT

THIS CONSTRUCTION LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of November 25, 2020, is entered into by In Grown Farms LLC 2, an Illinois limited liability company (“Borrower”), for the benefit of Pelorus Fund, LLC, a California limited liability company [REDACTED - COMMERCIALLY SENSITIVE] (“Lender”).

RECITALS

A.         Borrower proposes to construct or to have constructed on the real property described in Exhibit “A” to this Agreement and in the Security Instrument certain improvements in accordance with the Disbursement Schedule attached as Exhibit “B” to this Agreement and made a part hereof (the “Improvements”). The real property and the Improvements are sometimes collectively referred to as the “Property” in this Agreement.

B.         Borrower has executed the Loan Documents, as defined below, in connection with the Loan, as defined below, and the construction of the Improvements, all as defined below.

C.         The Loan is subject to a Construction Reserve to be held in a Fund Control Account, all as defined below, for the completion of the Improvements.

D.         Borrower desires to obtain the Loan from Lender, and Lender desires to originate the Loan for Borrower, on the terms and conditions set forth below.

In consideration of the covenants, conditions, representations, and warranties contained in this Agreement, the parties agree as follows:

1.            DEFINITIONS. As used herein, the following capitalized terms shall have the meanings set forth below (all terms defined in this Section 1 or in any other provision of this Agreement in the singular are to have the plural meanings when used in the plural and vice versa, and whenever the context requires, each gender shall include any other gender):

1.1.         “Advance” or “Advances” shall mean each advance of Fund Control Proceeds from the Fund Control Account to fund the completion of the Improvements or Real Property Collateral, or to pay, fund or reimburse any other amounts or items permitted hereunder.

1.2.         “Agreement” shall mean this Construction Loan and Security Agreement together with all schedules and exhibits hereto, as amended, supplemented or otherwise modified from time to time.

1.3.         “Applicable Law” shall mean: (a) with respect to matters relating to the creation, perfection and procedures relating to the enforcement of the liens created pursuant to a Security Instrument (including specifically, without limitation, the manner of establishing the amount of any deficiency for which Borrower is liable after any foreclosure of any Real Property Collateral), the laws of the state where the Real Property Collateral subject to such Security Instrument is located; or (b) with respect to any other Loan Document (including but not limited to the Note and this Agreement) the laws of the State of California (or any other jurisdiction whose laws are mandatorily applicable notwithstanding the parties' choice of California law). In either case, Applicable Law shall refer to such laws, as such laws now exist, or may be changed or amended or come into effect in the future.

1.4.         “Closing” means the consummation of the Loan transaction pursuant to which the Loan has been closed and funded by Lender.

1.5.          “Collateral” shall mean the collateral described in Section 2 below.

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1.6.         “Completion Date” means the earlier to occur of the Maturity Date and the last day of the month during which all Improvements are scheduled to occur.

1.7.         “CSA” shall mean that certain Collateral Security Agreement of even date herewith, provided as additional security under the Note.

1.8.         “Disbursement Schedule” shall mean the draw schedule and budget attached hereto and incorporated herein as Exhibit “B”,” and as further described below.

1.9.         “Environmental Laws” shall mean any Governmental Requirements pertaining to health, industrial hygiene, or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (CERCLA) as amended (42 United States Code (“U.S.C.”) §§ 9601-9675); the Resource Conservation and Recovery Act of 1976 (RCRA) (42 U.S.C. §§ 6901-6992k); the Hazardous Materials Transportation Act (49 U.S.C. §§ 5101-5127); the Federal Water Pollution Control Act (33 U.S.C. §§ 1251-1376); the Clean Air Act (42 U.S.C. §§ 7401-7671q); the Toxic Substances Control Act (15 U.S.C. §§ 2601-2692); the Refuse Act (33 U.S.C. §§ 407-426p); the Emergency Planning and Community Right-To-Know Act (42 U.S.C. §§ 11001-11050); the Safe Drinking Water Act (42 U.S.C. §§ 300f-300j), and all present or future environmental quality or protection laws, statutes or codes or other requirements of any federal or state governmental unit, or of any regional or local governmental unit with jurisdiction over the Collateral.

1.10.       “Event of Default” shall mean any event specified in the Event of Default heading below.

1.11.       “Force Majeure Event” An occurrence beyond the control of the party affected, including, but not limited to, strikes, riots, or other concerted acts of workmen; lock-outs, war, civil disturbance, natural disaster, fires, explosions, floods, adverse weather conditions and the consequences thereof, acts of terrorism or, acts of God, governmental regulation of the sale of materials and supplies or the transportation thereof, shortages of material or labor resulting directly from general market shortages, governmental control or diversion, expropriation or confiscation of facilities or property, delays in governmental authorities conducting inspections, issuing licenses or permits or requiring additional approvals or imposing additional restrictions not reasonably foreseeable based on laws in existence as of the date hereof and other causes beyond Borrower’s reasonable control, other than shortage of funds, which cause a delay in Borrower’s performance of an obligation related to construction of the Improvements.

1.12.       “Governmental Authority” shall mean any and all courts, boards, agencies, commissions, offices, or authorities of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city, or otherwise) whether now or later in existence.

1.13.       “Governmental Requirements” shall mean any and all laws, statutes, codes, ordinances, regulations, enactments, decrees, judgments, and orders of any Governmental Authority.

1.14.       “Guarantor” shall mean Acreage Holdings, Inc., a corporation existing under the laws of the Province of British Columbia, and any other guarantor of any Indebtedness evidenced by a Loan Document between Lender and any other guarantor.

1.15.       “Guaranty” shall mean each Limited Guaranty of even date herewith executed by Guarantor.

1.16.       “Hazardous Materials” means any and all (a) substances defined as “hazardous substances,” “hazardous materials,” “toxic substances,” or “solid waste” in CERCLA, RCRA, and the Hazardous Materials Transportation Act (49 United States Code §§5101-5127), and in the regulations promulgated under those laws; (b) substances defined as “hazardous wastes” under Environmental Laws and in the regulations promulgated under that law in the State where the Real Property Collateral is located and in the regulations promulgated under that law; (c) substances defined as “hazardous substances” under Environmental Laws in the State where the Real Property Collateral is located; (d) substances listed in the United States Department of Transportation Table (49 Code of Federal Regulations § 172.101 and amendments); (e) substances defined as “medical wastes” under Environmental Laws in the State where the Real Property Collateral is located; (f) asbestos-containing materials; (g) polychlorinated biphenyl; (h) underground storage tanks, whether empty, filled, or partially filled with any substance; (i) petroleum and petroleum products, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any such mixture; and (j) such other substances, materials, and wastes that are or become regulated under applicable local, state, or federal law, or that are classified as hazardous or toxic under any Governmental Requirements or that, even if not so regulated, are known to pose a hazard to the health and safety of the occupants of the Real Property Collateral or of real property adjacent to it.

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1.17.         “Improvements” has the meaning set forth above in the Recitals hereto and in the Security Instrument.

1.18.         “Indebtedness” means the principal of, interest on, and all other amounts and payments due under or evidenced by the following:

1.18.1.         The Note (including, without limitation, the prepayment premium, late payment, and other charges payable under the Note);

1.18.2.         This Agreement;

1.18.3.         The Security Instrument and all other Loan Documents;

1.18.4.         All funds later advanced by Lender to or for the benefit of Borrower under any provision of any of the Loan Documents;

1.18.5.        Any future loans or amounts advanced by Lender to Borrower when evidenced by a written instrument or document that specifically recites that the Secured Obligations evidenced by such document are secured by the terms of the Security Agreement, including, but not limited to, funds advanced to protect the security or priority of the Security Agreement; and

1.18.6.        Any amendment, modification, extension, rearrangement, restatement, renewal, substitution, or replacement of any of the foregoing.

1.19.       “Loan” shall mean the loan and financial accommodations made by the Lender to the Borrower in accordance with the terms of this Agreement and the Loan Documents.

1.20.       “Loan Document(s)” means this Agreement, the Note, Security Agreement, and any other agreement executed in connection therewith, all other documents evidencing, securing or otherwise governing the Loan between Lender, Borrower, any guarantor, pledgor, or debtor, whether now existing or made in the future, and all amendments, modifications, and supplements thereto.

1.21.       “Maturity Date” shall mean June 1, 2022.

1.22.       “Note(s)” means any and all promissory notes payable by Borrower, as maker to the order of Lender or order, executed concurrently herewith or subsequent to the execution of this Agreement, evidencing a loan from Lender to Borrower, together with any interest thereon at the rate provided in such promissory note and any modifications, extensions or renewals thereof, whether or not any such modification, extension is evidenced by a new or additional promissory note or notes. Note shall include the Secured Note of even date herewith payable by Borrower to the order of Lender in the amount of Thirteen Million Three Hundred Twenty Thousand and 00/100 Dollars ($13,320,000.00), which matures on the Maturity Date, evidencing the Loan, in such form as is acceptable to Lender, together with any and all rearrangements, extensions, renewals, substitutions, replacements, modifications, restatements, and amendments to the Secured Note.

1.23.       “Person” shall mean natural persons, corporations, partnerships, unincorporated associations, joint ventures, and any other form of legal entity.

1.24.       “Personal Property Collateral” shall mean any property pledged to secure the Note that is not Real Property Collateral, including but not limited to the CSA and Pledge.

1.25.       “Pledge” shall mean the Ownership Interest Pledge Agreement of even date herewith made for the benefit of Lender.

1.26.       “Real Property Collateral” shall mean all Mortgaged Property described in the Security Instrument(s), commonly known as 3597 East Colby Road, Freeport, Illinois 61032.

1.27.       “Secured Obligations” shall have the meaning defined in Section 2 below and shall include all Indebtedness, obligations, and liabilities of the Borrower under the Loan Documents, whether on account of principal, interest, indemnities, fees (including, without limitation, attorney’s fees , remarketing fees, origination fees, collection fees, and all other professional fees), costs, expenses, taxes, or otherwise.

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1.28.       “Security Agreement” shall mean any and all agreements creating a security interest in Lender in the Collateral securing the Secured Obligations, including, but not limited to any Collateral Security Agreement, Security Instrument, or Ownership Interest Pledge Agreement, as applicable. The term shall refer to all Security Agreements both individually and collectively.

1.29.       “Security Instrument(s)” shall mean the Mortgage(s), Assignment of Leases and Rents, Fixture Filing, and Security Agreement of even date herewith which secures the Real Property Collateral.

Capitalized terms not otherwise defined shall have their respective meanings as defined in the Loan Documents.

2.             GENERAL.

2.1.         Amount and Purpose. In reliance on Borrower's representations and warranties, and subject to the terms and conditions in this Agreement and in the Loan Documents, Lender agrees to make the Loan to Borrower on the terms and conditions set forth in the Note, this Agreement and the other Loan Documents.

2.2.         Payment. Borrower shall repay the Loan in accordance with the provisions of the Note. The principal balance outstanding under the Note shall be due and payable in full on the Maturity Date.

2.3.         Loan Documentation and Security. Borrower shall execute and acknowledge, or obtain the execution and acknowledgment of, and deliver concurrently with this Agreement, the Loan Documents and other documents signed in connection with this Agreement. Any reference to the Loan Documents shall refer to such documents as they may be amended, renewed, or extended from time to time with the written approval of Lender. All of the Loan Documents shall be in form and substance satisfactory to Lender and shall include such consents from third parties as Lender deems necessary or appropriate.

2.4.         Creation of Security Interest; Collateral. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the purpose of securing the full and timely payment and performance of the Secured Obligations for the benefit of Lender, Borrower hereby irrevocably and unconditionally grants, transfers, bargains, conveys and assigns to the Lender a continuing general, lien on, and security interest in, all the Borrower's estate, right, title, and interest that the Borrower now has or may later acquire in and to the following, which shall be collectively referred to as the "Collateral":

2.4.1.           Real Property Collateral. All Real Property Collateral.

2.4.2.           Personal Property Collateral. All Personal Property Collateral.

2.4.3.           Borrower Funds. All of Borrower’s interest in and to the proceeds of the Secured Obligations, whether disbursed or not; all present and future monetary deposits given by Borrower to any public or private utility with respect to utility services furnished to the Real Property Collateral; all funds maintained in any Fund Control Account; and all accounts maintained by the Borrower with Lender or any subsidiary or affiliate of Lender, including, without limitation, any accounts established in connection with the Secured Obligations regardless of whether or not such accounts are with Lender;

2.4.4.           Lender Retained Funds. All of Borrower's right, title and interest in and to any funds retained by the Lender or its agents including but not limited to any Debt Service Holdbacks, Default Reserves, Impounds, Construction Reserves, Construction Completion Holdbacks, Repair Holdbacks, Tax Holdbacks, Capital Expenditure Holdbacks and Insurance Holdbacks (collectively, “Lender Retained Funds”). The Lender Retained Funds shall be subject to the sole and absolute control of Lender during the term of this Agreement. Borrower shall execute such documents and take such other action as may be requested by Lender to ensure in Lender such sole and absolute control. Borrower shall have no right to the Lender Retained Funds except as provided in this Agreement and the Note. Upon the maturity of the Note, any remaining funds in the Lender Retained Funds shall be credited against amounts due under the Note. Upon the occurrence of an Event of Default hereunder, Lender shall have (i) the right to withdraw all or any portion of the Lender Retained Funds and apply the Lender Retained Funds against the amounts owing under the Note, or any other Loan Document in such order of priority as Lender may determine; (ii) all rights and remedies of a secured party under the Uniform Commercial Code; or (iii) the right to exercise all remedies under the Loan Documents or otherwise available in law or in equity.

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2.4.5.         Additional Property. Any additional personal property otherwise set forth in the Loan Documents;

2.4.6.         Proceeds. All proceeds of, supporting obligations for, additions and accretions to, substitutions and replacements for, and changes in any of the property described in this Agreement.

2.5.         Secured Obligations. Borrower grants a security interest in the Collateral for the purpose of securing the following Secured Obligations:

2.5.1.          Notes. Payment of all obligations at any time under any and all Notes.

2.5.2.         Loan Documents. Payment and/or performance of each and every other obligation of Borrower under the Loan Documents;

2.5.3.         Related Loan Documents. Payment and/or performance of each covenant and obligation on the part of Borrower or its affiliates to be performed pursuant to any and all Loan Documents that have been or may be executed by Borrower or its affiliates evidencing or securing one or more present or future loans by Lender or its affiliates to Borrower or its affiliates (collectively, the “Related Loans”), whether now existing or made in the future, together with any and all modifications, extensions and renewals thereof; provided, however, that nothing contained herein shall be construed as imposing an obligation upon Lender, or as evidencing Lender’s intention, to make any Related Loan to Borrower or its affiliates;

2.5.4.         Future Obligations. Payment to Lender of all future advances, Indebtedness and further sums and/or performance of such further obligations as Borrower may undertake to pay and/or perform (whether as principal, surety or guarantor) for the benefit of Lender, its successors and assigns, (it being contemplated by Borrower and Lender that Borrower may hereafter become indebted to Lender in such further sum or sums), when such borrower and/or obligations are evidenced by a written instrument reciting that it or they are secured by this Agreement and a related Security Instrument or Security Agreement; and

2.5.5.         Modifications and Payments. Payment and performance of all modifications, amendments, extensions, and renewals, however evidenced, of any of the Secured Obligations.

2.6.         Application of Payments. Except as otherwise expressly provided by Governmental Requirements or any other provision of the Loan Documents, all payments received by Lender from Borrower under the Loan Documents shall be applied by Lender in the following order: (a) costs, fees, charges, and advances paid or incurred by Lender or payable to Lender and interest under any provision of this Agreement, the Note, the Security Agreement, or any other Loan Documents, in such order as Lender, in its sole and absolute discretion, elects, (b) interest payable under the Note, and (c) principal under the Note.

2.7.         Termination. This Agreement shall terminate following the repayment in full of all amounts due under the Note, this Agreement and any other documents evidencing the Loan, so long as no written claim has been made hereunder prior to such expiration date.

2.8.         Fund Control and Related Reserves.

2.8.1.         Establishment of Construction Reserve. Out of the Loan proceeds, Lender will hold in reserve an amount equal to Twelve Million Three Hundred Thirty-Two Thousand and 00/100 Dollars ($12,332,000.00) (“Construction Reserve”).

2.8.2.         Fund Control Reserve. The Construction Reserve shall be referred to collectively herein as the “Fund Control Reserve.”

2.8.3.         Fund Control Account. All funds from the Fund Control Reserve (the “Fund Control Proceeds”) shall be held in a non-interest-bearing custodial account for Lender’s benefit at a federally insured depository institution selected by Lender in its sole discretion (the “Fund Control Account”). Subject to Governmental Requirements, the Fund Control Account shall be administered by Lender in its sole and absolute discretion.

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2.8.4.      Use of Fund Control Account Proceeds. Lender will use the Fund Control Proceeds to pay obligations in Lender’s discretion in accordance with the Disbursement Schedule. Borrower understands, acknowledges and agrees that Lender will not disburse funds in excess of the Fund Control Reserve and any cost overruns shall be the sole responsibility of Borrower.

Lender shall have no obligation to make Advances from the Fund Control Reserve if the remaining balance of the Fund Control Reserve is not sufficient, as determined in Lender’s sole and absolute discretion, to complete construction in accordance with the government approved plans and the Disbursement Schedule. If Lender at any time determines in its sole and absolute discretion that the amount of the Fund Control Reserve that remains to be disbursed is insufficient, or will be insufficient, or will be insufficient, to fully complete and pay for the completion of the construction, then within ten (10) days after receipt of a written demand from Lender, Borrower shall deposit cash funds in an amount equal to the deficiency as determined by Lender. Any pending or future disbursements may be withheld until such deposit is made; the judgment and determination of Lender under this provision shall be final and conclusive. Any cash funds deposited by Borrower in accordance herewith shall be held and disbursed in accordance with the disbursement procedures applicable to the Fund Control Reserve. Any funds deposited by Borrower hereunder shall be disbursed prior to further disbursement from the Fund Control Reserve.

In the event there are any funds in the Fund Control Reserve following completion of the construction of the Improvements, or termination of construction of the Improvements for any reason, Lender shall allocate the remaining funds in any manner it elects, in its sole and absolute discretion.

2.8.5.      Costs of Fund Control Reserve. All costs associated with administering the Fund Control Reserve, including but not limited to inspections by Lender shall be the sole responsibility of Borrower and may be withdrawn from the Fund Control Reserve at the election of Lender, in its sole and absolute discretion.

2.8.6.      Recipients of Advances. Lender may, in its sole discretion, make an Advance (i) jointly to Borrower, Contractor, subcontractors and suppliers (or any combination thereof), or (ii) separately to Contractor or any subcontractor, supplier or other person in connection with amounts due and owing in connection with the Improvements or Real Property Collateral in accordance with the Disbursement Schedule.

2.8.7.      Draw Requests.

(a)           Prior to an Advance, Borrower shall provide in writing to Lender a list of names of each person authorized by Borrower to request such an Advance (each, an Authorized Borrower Representative”). Borrower shall notify Lender in writing immediately upon adding a new Authorized Borrower Representative to, or removal of an Authorized Borrower Representative from, such list. Lender shall not be required to (i) honor a request for an Advance from a new Authorized Borrower Representative until it shall have received written notice thereof from Borrower (but may honor any such request for an Advance in its sole discretion), or (ii) be liable to Borrower for honoring any request for an Advance requested by an Authorized Borrower Representative who was removed from the list prior to Lender’s actual receipt of written notice from Borrower of such removal.

(b)          Each request for an Advance from the Fund Control Proceeds shall be deemed a certification by Borrower that, as of the date of such request, (i) all of Borrower’s representations and warranties herein are true, complete and correct; (ii) Borrower is in compliance with all of its covenants, duties and obligations under this Agreement and under the Loan Documents; (iii) any such Advance shall be secured by the Collateral. Lender may, in its sole discretion, honor any such request for an Advance notwithstanding Borrower’s breach of any such representation, warranty, covenant, duty or obligation and (iv) the Advance relates to work actually performed, and materials and equipment actually incorporated into, the Improvements.

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2.8.8.      Conditions Precedent to Advances. In Lender’s discretion, Lender's obligation to make an Advance shall be subject to receipt of the following documents and satisfaction of the following conditions precedent:

(a)         Receipt of evidence satisfactory to Lender (such as will-serve letters from appropriate Governmental Authorities) of the availability to the Real Property Collateral of all public utility services and facilities when needed for construction and for use, occupancy, and operation of the Improvements.

(b)          Receipt of evidence satisfactory to Lender that Borrower has complied with all covenants, conditions, restrictions, and reservations affecting the Real Property Collateral, that the Real Property Collateral is duly and validly zoned for the intended use, and that Borrower has obtained all zoning, subdivision, and environmental approvals, permits, and maps required to be obtained in order to construct the Improvements.

(c)          Receipt and approval by Lender of all building and other permits required for construction of the Improvements in accordance with government approved plans (“Plans”).

(d)         Receipt by Lender of the performance and the material and labor bonds, if any.

(e)         Receipt and approval by Lender of a site plan showing the location of any existing Improvements, the proposed location of all Improvements to be constructed in accordance with the Plans, and the location of all parking areas, and listing the number of parking spaces provided by such parking areas and the number of parking spaces required by applicable zoning ordinances and certified by any necessary Design Professional or other licensed architect to be true and correct regarding the Plans.

(f)         Any additional subcontracts in excess of $20,000.00 not previously submitted to Lender must be submitted to and approved by Lender.

(g)         Receipt by Lender of any other documents and assurances as it may reasonably request, including but not limited to all vendor invoices establishing work performed.

(h)         Evidence satisfactory to Lender that the Real Property Collateral is not located in an area identified as a flood-prone area as defined by the U.S. Department of Housing and Urban Development pursuant to the Flood Disaster Protection Act of 1973.

(i)         Lender reserves the right to inspect the Property at any time provided Lender provides at least twenty-four hours’ notice to Borrower prior to an inspection to confirm the workmanship and quality of the work performed prior to any disbursements. Borrower shall be responsible for all inspection fees by Lender or Lender’s agents.

(j)         Borrower shall be in full compliance and shall not be in default or in breach of any covenant, obligation, requirement, representation or warranty under this Agreement or under any of the Loan Documents, provided, however, that Lender may, in its discretion, elect to make Advances despite the existence of a default or breach, and any Advance so made shall be deemed to have been made under this Agreement and shall be secured by the Loan Documents.

(k)         Neither the Improvements, to the extent then constructed, nor all or any part of the Real Property Collateral shall have been materially damaged, destroyed, condemned, or threatened with condemnation.

(l)         No order or notice shall have been made by, or received from, any Governmental Authority having jurisdiction stating that the work of construction is or will be in violation of any law, ordinance, code, or regulation affecting the Real Property Collateral.

(m)         Before each disbursement, Lender may, at Lender’s option and at Borrower’s sole cost and expense, require a “date down endorsement” to Lender’s mortgagee policy of title insurance in form and containing no additional exceptions other than those acceptable to Lender in Lender’s sole discretion, and such other endorsements to its title insurance policy as Lender may, in its reasonable discretion, determine are necessary. All such endorsements must be satisfactory to Lender and all such title costs including any title searches shall be at the sole expense of Borrower.

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(n)           Any additional subcontracts not previously approved by Lender must be submitted to and approved by Lender.

(o)           No later than seven business days prior to any request for a disbursement, Borrower shall deliver to Lender the following:

(i)          A completed and signed draw request form (“Draw Request Form”);

(ii)          Pictures of completed work item(s) (“Work Items”);

(iii)         Copies of lien waivers signed by all parties (subcontractors, Borrower or others) that provided services or labor for each Work Item(s) listed in the Draw Request Form that involved services or labor;

(iv)         Copies of paid receipts for materials and goods purchased in order to complete the Work Item(s) identified in the Draw Request Form;

(v)         Copies of permits and copies of evidence of inspection and acceptable completion for any Work Item(s), listed in the Draw Request Form, which requires a permit or inspection by applicable codes, regulations or law.

(p)          Written approval by an inspector of the necessary Governmental Authority, if applicable.

(q)         Written approval by Lender at Lender’s absolute discretion for any Work Item(s) which do not require an inspection by a Governmental Authority.

(r)          No other Event of Default shall have occurred.

(s)          No Force Majeure Event has occurred,

(t)          There has been no occurrence of an event; that Lender, in its sole and absolute discretion, determines has, or will have, an adverse effect on (i) the Real Property Collateral, (ii) any construction occurring on the Real Property Collateral; (iii) the business, profits, prospects, management, operations or condition (financial or otherwise) of Borrower, Guarantor, or the Real Property Collateral, (iv) the enforceability, validity, perfection or priority of the lien of the Security Instrument or the other Loan Documents, or (v) the ability of Borrower and/or Guarantor to perform its obligations under the Security Instrument or the other Loan Documents.

(u)          Any additional conditions reasonably required by Lender or its agents.

2.8.9.         Conditions Precedent to Final Advance. In addition to compliance with the conditions precedent set forth in the Section above, Lender's obligation to make the final Advance described in the Disbursement Schedule shall be subject to receipt of the following documents and satisfaction of the following conditions precedent:

(a)          Completion of all required construction and rehabilitation work, including, but not limited to all work described in the Disbursement Schedule, to the satisfaction of Lender in its sole and absolute discretion.

(b)         Written confirmation of final approval of the construction by any and all required Governmental Authorities.

(c)         In Lender’s sole discretion, Lender’s receipt of an update to the pre-construction appraisal or a new appraisal to confirm post construction value at least equal to the anticipated value established prior to Loan approval. The cost of such appraisal shall be deducted from the Fund Control Reserve. If the appraised value after completion of construction is less than the amount used by Lender when approving the Loan, Lender may, in its sole discretion, apply any remaining Fund Control Proceeds to reduce the principal balance of the Note.

(d)         Borrower’s failure to comply with all conditions precedent for the final Advance at least ninety (90) days prior to the Maturity Date shall be a default under this Agreement and Lender shall have no obligation to make the final Advance.

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Construction Loan and Security Agreement
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2.8.10.    Covenants, Zoning, and Codes. Borrower represents, warrants and covenants that it has complied and will continue to comply with all applicable environmental statutes and regulations to be complied with in connection with the construction of the Improvements. All permits, consents, approvals, or authorizations by, or registrations, declarations, withholding of objections, or filings with, any Governmental Authority necessary in connection with the valid execution, delivery, and performance of the Loan Documents and the Environmental Indemnity, and any and all other documents executed in connection with any of the Loan Documents, or presently necessary for the construction of the Improvements, have been obtained, are valid, adequate, and in full force and effect, or will be obtained before the commencement of the construction of any part of the Improvements. Construction of the Improvements and the intended use, occupancy, and operation of the Improvements will in all respects conform to and comply with all covenants, conditions, restrictions, and Governmental Requirements.

2.8.11.     Default by Borrower. Upon an Event of Default, Lender may use the Fund Control Reserve to protect its Security Instrument, by: (i) making interest payments hereunder, (ii) making protective advances under the Security Instrument, or (iii) paying down the principal amount owed on the loan, in Lender’s sole and absolute discretion. Should Lender be required to utilize the Fund Control Reserve for anything other than the construction and development of the Real Property Collateral in accordance with the Disbursement Schedule, Borrower shall be required to replenish funds in the Fund Control Reserve. The failure to replenish the Fund Control Reserve upon five (5) business days written notice by Lender to Borrower shall be an additional event of default under this Agreement. Upon full repayment of the loan, Lender shall credit the Fund Control Reserve balance and reduce any beneficiary demand accordingly.

2.8.12.     No Lender Representations. The making of any disbursement by Lender shall not be interpreted as either (a) an approval or acceptance by Lender of the work done through the date of the disbursement, or (b) a representation or warranty by Lender to any party, including without limitation Borrower, against any deficiency or defect in the work or against any breach of any contract.

2.9.         Conditional Right to Extension. Borrower shall have the right to request two (2) six (6) month extensions of the Maturity Date of the Note if and only if the Lender consents to each extension and all of the following conditions are met:

(a)            Borrower delivers to Lender a written request for an extension with the Extension Fee referenced herein no later than forty-five (45) days prior to the Maturity Date, for each extension request;

(b)           Borrower has made all payments due under the Note on or before the date they were due;

(c)           Borrower and any Guarantor have complied with all of the covenants of and is currently not in default under this Agreement, the Note, the Security Instrument, and all Loan Documents;

(d)           Borrower delivers to Lender written confirmation that any and all property taxes and assessments due and owing on the Property have been paid;

(e)           Borrower delivers to Lender written confirmation that all insurance policies required under the Security Instrument are paid and in effect during the twelve (12) month period following the date of the extension request;

(f)            Borrower and any Guarantor’s credit rating have not materially changed since the execution of the Loan Documents;

(g)            If requested, Borrower and any Guarantor provide to Lender updated financial statements that indicate that there is no material change in the financial condition of Borrower or any Guarantor since execution of the Loan Documents;

(h)           Lender determines, in its reasonable discretion, that there has not been a material negative change to the physical condition or value of the Collateral, other than a change Lender has authorized in writing;

(i)           Borrower has agreed to pay the costs associated with the loan extension, inclusive of an extension endorsement to the Lender’s title insurance policy; the fees charged by the County Recorder to record the extension agreement; notary fees; all escrow fees inclusive of messenger and handling fees; legal fees; and, the fee charged for the preparation of the extension agreement;

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(j)             Lender confirms that Borrower has not permitted any further encumbrances or liens to be recorded or filed against the Collateral.

2.9.1.       Time of Extension. If Borrower satisfies each condition set forth above for each extension, and the Lender consents to an extension request, Borrower shall have the right to up to two (2) six (6) month extensions of the Maturity Date (each an “Extension”).

2.9.2.       Extension Fee. As consideration to Lender for granting each Extension, Borrower shall pay to Lender in good funds [REDACTED - COMMERCIALLY SENSITIVE] of the outstanding principal balance of the Note as an extension fee (“Extension Fee”) for each Extension granted. The Extension Fee is due and payable with each written request for extension described in the Subsection (a) above.

2.10.      Seizure Fee. Borrower shall pay a Seizure Fee in the amount of [REDACTED - COMMERCIALLY SENSITIVE] of the original principal balance, inclusive of any outstanding fees, interest, or other amounts due (the “Seizure Fee”) upon the commencement of a seizure action pursuant to a violation of any Governmental Requirement as described in Section 7.1.14 of this Agreement. The Seizure Fee is in addition to any Prepayment Premium which may be due and owing under the Note.

2.11.      Pledge and Grant of Security Interest. To secure the due and punctual payment and performance of all Secured Obligations due under the Note, Borrower hereby pledges, assigns, transfers, and delivers to Lender and hereby grants Lender a security interest in and to all of Borrower's right, title and interest in and to any funds retained by the Lender or its agents including but not limited to any Lender Retained Funds. The Lender Retained Funds shall be subject to the sole and absolute control of Lender during the term of this Agreement. Borrower shall execute such documents and take such other action as may be requested by Lender to ensure in Lender such sole and absolute control. Borrower shall have no right to the Lender Retained Funds except as provided in this Agreement. Upon the maturity of the Note, any remaining funds in the Lender Retained Funds shall be credited against amounts due under the Note. Upon the occurrence of an Event of Default hereunder, Lender shall have (i) the right to withdraw all or any portion of the Lender Retained Funds and apply the Lender Retained Funds against the amounts owing under the Note, or any other Loan Document in such order of priority as Lender may determine; (ii) all rights and remedies of a secured party under the Uniform Commercial Code; or (iii) the right to exercise all remedies under the Loan Documents or otherwise available in law or in equity.

3.            BORROWER’S REPRESENTATIONS AND WARRANTIES. To induce Lender to make the Loan, Borrower represents and warrants as follows, which representations and warranties shall be true and correct as of the execution of this Agreement and shall survive the execution and delivery of the Loan Documents:

3.1.         Capacity. Borrower and the individuals executing Loan Documents on Borrower’s behalf have the full power, authority, and legal right to execute and deliver, and to perform and observe the provisions of this Agreement, the other Loan Documents, and any other document, agreement, certificate, or instrument executed in connection with the Loan, and to carry out the contemplated transactions.

3.2.         Authority and Enforceability. Borrower’s execution, delivery, and performance of this Agreement, the other Loan Documents, and any other document, agreement, certificate, or instrument executed in connection with the Loan, have been duly authorized by all necessary corporate or other business entity action and do not and shall not require any registration with, consent, or approval of, notice to, or any action by any Person or Governmental Authority. Borrower has obtained or will obtain all approvals necessary for Borrower to comply with the Loan Documents. This Agreement, the Note, and the other Loan Documents executed in connection with the Loan, when executed and delivered by Borrower, shall constitute the legal, valid, binding, and joint and several obligations of Borrower enforceable in accordance with their respective terms.

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3.3.         Compliance with Other Instruments. The execution and delivery of this Agreement and the other Loan Documents, and compliance with their respective terms, and the issuance of the Note and other Loan Documents as contemplated in this Agreement, shall not result in a breach of any of the terms or conditions of, or result in the imposition of, any lien, charge, or encumbrance (except as created by this Agreement, the Security Agreement and the other Loan Documents) on any Collateral, or constitute a default (with due notice or lapse of time or both) or result in an occurrence of an event for which any holder or holders of indebtedness may declare the same due and payable under, any indenture, agreement, order, judgment, or instrument to which Borrower is a party or by which Borrower or its properties may be bound or affected.

3.4.         Compliance with Law. The execution and delivery of this Agreement, the Note, and the other Loan Documents, or any other document, agreement, certificate, or instrument to which Borrower is bound in connection with the Loan, do not conflict with, result in a breach or default under, or create any lien or charge under any provision of any Governmental Requirements to which it is subject and shall not violate any of the Governmental Requirements.

3.5.         Adverse Events. Since the date of the financial statements delivered to Lender before execution of this Agreement, neither the condition (financial or otherwise) nor the business of Borrower and the Collateral have been materially adversely affected in any way.

3.6.         Litigation. There are no actions, suits, investigations, or proceedings pending or, to Borrower’s knowledge after due inquiry and investigation, threatened against or affecting Borrower at law or in equity, before or by any Person or Governmental Authority, that, if adversely determined, would have a material adverse effect on the business, properties, or condition (financial or otherwise) of Borrower or on the validity or enforceability of this Agreement, any of the other Loan Documents, or the ability of Borrower to perform under any of the Loan Documents.

3.7.         No Untrue Statements. All statements, representations, and warranties made by Borrower in this Agreement or any other Loan Document and any other agreement, document, certificate, or instrument previously furnished or to be furnished by Borrower to Lender under the Loan Documents (a) are and shall be true, correct, and complete in all material respects at the time they were made and as of the execution of this Agreement, (b) do not and shall not contain any untrue statement of a material fact, and (c) do not and shall not omit to state a material fact necessary to make the information in them neither misleading nor incomplete. Borrower understands that all such statements, representations, and warranties shall be deemed to have been relied on by Lender as a material inducement to make the Loan.

3.8.         Policies of Insurance. Each copy of the insurance policies relating to the Collateral delivered to Lender by Borrower (a) is a true, correct, and complete copy of the respective original policy in effect on the date of this Agreement, and no amendments or modifications of said documents or instruments not included in such copies have been made, and (b) has not been terminated and is in full force and effect. Borrower is not in default in the observance or performance of its material obligations under said documents or instruments and Borrower has done all things required to be done as of the date of this Agreement to keep unimpaired its rights thereunder.

3.9.         Financial Statements. All financial statements furnished to Lender are true and correct in all material respects, are prepared in accordance with generally accepted accounting principles, and do not omit any material fact the omission of which makes such statement or statements misleading. There are no facts that have not been disclosed to Lender by Borrower in writing that materially or adversely affect or could potentially in the future affect the Collateral or the business prospects, profits, or condition (financial or otherwise) of Borrower or any Guarantor or Borrower’s abilities to perform the Secured Obligations and pay the Indebtedness.

3.10.       Taxes. Borrower has filed or caused to be filed all tax returns that are required to be filed by Borrower under the Governmental Requirements of each Governmental Authority with taxing power over Borrower, and Borrower has paid, or made provision for the payment of, all taxes, assessments, fees, and other governmental charges that have or may have become due under said returns, or otherwise, or under any assessment received by Borrower except that such taxes, if any, as are being contested in good faith and as to which adequate reserves (determined in accordance with generally accepted accounting principles) have been provided.

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3.11.       Further Acts. Borrower shall, at its sole cost and expense, and without expense to Lender, do, execute, acknowledge, and deliver all and every such further acts, deeds, conveyances, deeds of trust, mortgages, assignments, notices of assignments, transfers, and assurances as Lender shall from time to time require, for the purpose of better assuring, conveying, assigning, transferring, pledging, mortgaging, warranting, and confirming to Lender the Collateral and rights, and as to Lender the security interest, conveyed or assigned by this Agreement or intended now or later so to be, or for carrying out the intention or facilitating the performance of the terms of this Agreement, or for filing, registering, or recording this Agreement and, on demand, shall execute and deliver, and authorizes Lender to execute in the name of Borrower, to the extent it may lawfully do so, one or more financing statements, chattel mortgages, or comparable security instruments, to evidence more effectively the lien of Lender on the Collateral.

3.12.       Filing Fees. Borrower shall pay all filing, registration, or recording fees, all Governmental Authority stamp taxes and other fees, taxes, duties, imposts, assessments, and all other charges incident to, arising from, or in connection with the preparation, execution, delivery, and enforcement of the Note, this Agreement, the other Loan Documents, or any instrument of further assurance.

3.13.       Entity Compliance. As long as any part of the Secured Obligation is owed by Borrower, Borrower, if a corporation, limited liability company, or partnership, shall do all things necessary to preserve and keep in full force and effect its existence, franchises, rights, and privileges as such entity under the laws of the state of its incorporation or formation, and shall comply with all Governmental Requirements of any Governmental Authority applicable to Borrower or to any Collateral or any part of it.

3.14.       Improper Financial Transactions.

3.14.1.       Borrower is, and shall remain at all times, in full compliance with all applicable laws and regulations of the United States of America that prohibit, regulate or restrict financial transactions, and any amendments or successors thereto and any applicable regulations promulgated thereunder (collectively, the “Financial Control Laws”), including but not limited to those related to money laundering offenses and related compliance and reporting requirements (including any money laundering offenses prohibited under the Money Laundering Control Act, 18 U.S.C. Section 1956 and 1957 and the Bank Secrecy Act, 31 U.S.C. Sections 5311 et seq.) and the Foreign Assets Control Regulations, 31 C.F.R. Section 500 et seq.

3.14.2.       Borrower represents and warrants that: Borrower is not a Barred Person (hereinafter defined); Borrower is not owned or controlled, directly or indirectly, by any Barred Person; and Borrower is not acting, directly or indirectly, for or on behalf of any Barred Person.

3.14.3.       Borrower represents and warrants that it understands and has been advised by legal counsel on the requirements of the Financial Control Laws.

3.14.4.       Under any provision of the Loan Documents where Lender shall have the right to approve or consent to any particular action, including, without limitation any (A) sale, transfer, assignment of any Collateral, or any direct or indirect ownership interest in Borrower, (B) leasing of any Collateral, or any portion thereof, or (C) incurring any additional financing secured by the Collateral, or any portion thereof, or by any direct or indirect ownership interest in Borrower, Lender shall have the right to withhold such approval or consent, in its sole discretion, if the granting of such approval or consent could be construed as a violation of any of the Financial Control Laws.

3.14.5.       Borrower covenants and agrees that it will upon request provide Lender with (or cooperate with Lender in obtaining) information required by Lender for purposes of complying with any Financial Control Laws. As used in this Agreement, the term “Barred Person” shall mean (A) any person, group or entity named as a “Specially Designated National and Blocked Person” or as a person who commits, threatens to commit, supports, or is associated with terrorism as designated by the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), (B) any person, group or entity named in the lists maintained by the United States Department of Commerce (Denied Persons and Entities), (C) any government or citizen of any country that is subject to a United States Embargo identified in regulations promulgated by OFAC, and (D) any person, group or entity named as a denied or blocked person or terrorist in any other list maintained by any agency of the United States government.

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3.15.       Representation on Use of Proceeds. Borrower represents and warrants to Lender that the proceeds of the Loan will be used solely for business, commercial investment, or similar purposes, and that no portion of it will be used for personal, family, or household purposes.

3.16.       Brokerage Fees. Borrower represents and warrants to Lender that Borrower has not dealt with any Person, other than the parties identified in the final settlement statement, who are or may be entitled to any finder’s fee, brokerage commission, loan commission, or other sum in connection with the execution of the Loan Documents, the consummation of the transactions contemplated by the Loan Documents, or the making of the Loan by Lender to Borrower, and Borrower indemnifies and agrees to hold Lender harmless from and against any and all loss, liability, or expense, including court costs and attorney fees, that Lender may suffer or sustain if such warranty or representation proves inaccurate in whole or in part.

3.17.       Perfection and Priority of Security Interest. Unless otherwise previously disclosed to Lender in writing, Borrower has not entered into or granted any security agreements, or permitted the filing or attachment of any security interests on or affecting any of the Collateral directly or indirectly securing repayment of the Loan, that would be prior or that may in any way be superior to Lender’s security interests and rights in and to the Collateral.

4.            INSURANCE. Lender's obligation to make the Loan and perform its duties under this Agreement shall be subject to the full and complete satisfaction of the following conditions precedent:

4.1.         Casualty Insurance. Borrower shall at all times keep the Collateral insured for the benefit of Lender as follows, despite Governmental Requirements that may detrimentally affect Borrower’s ability to obtain or may materially increase the cost of such insurance coverage:

4.1.1.         Against damage or loss by fire and such other hazards (including lightning, windstorm, hail, explosion, riot, acts of striking employees, civil commotion, vandalism, malicious mischief, aircraft, vehicle, and smoke) as are covered by the broadest form of extended coverage endorsement available from time to time, in an amount not less than the Full Insurable Value (as defined below) of the Collateral, with a deductible amount not to exceed an amount satisfactory to Lender; windstorm coverage is included under the extended coverage endorsement of most hazard policies, but in some states it may be excluded. If the hazard policy excludes the windstorm/hail endorsement a separate windstorm policy must be provided. The coverage amounts must equal that of the hazard policy;

4.1.2.         Rent loss or business interruption or use and occupancy insurance on such basis and in such amounts and with such deductibles as are satisfactory to Lender;

4.1.3.         Against damage or loss by flood if the Collateral is located in an area identified by the Secretary of Housing and Urban Development or any successor or other appropriate authority (governmental or private) as an area having special flood hazards and in which flood insurance is available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, modified, supplemented, or replaced from time to time, on such basis and in such amounts as Lender may require;

4.1.4.         Against damage or loss from (a) sprinkler system leakage and (b) boilers, boiler tanks, heating and air conditioning equipment, pressure vessels, auxiliary piping, and similar apparatus, on such basis and in such amounts as Lender may require;

4.1.5.         During any alteration, construction, or replacement of Improvements, or any substantial portion of it, a Builder’s All Risk policy with extended coverage with course of construction with a Lender's Loss Payable Endorsement (ISO 1993 438BFU or ISO CP 12 18) or equivalent naming Lender attached, and with completed value endorsements, for an amount at least equal to the Full Insurable Value of the Improvements, and workers’ compensation, in statutory amounts, with provision for replacement with the coverage described herein, without gaps or lapsed coverage, for any completed portion of the Improvements; and

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4.1.6.         If applicable, against damage or loss by earthquake, in an amount and with a deductible satisfactory to Lender, if such insurance is required by Lender in the exercise of its business judgment in light of the commercial real estate practices existing at the time the insurance is issued and in the County where the Collateral is located.

4.2.         Liability Insurance. Borrower shall procure and maintain workers’ compensation insurance for Borrower’s employees and comprehensive general liability insurance covering Borrower, and Lender against claims for bodily injury or death or for damage occurring in, on, about, or resulting from the Real Property Collateral, or any street, drive, sidewalk, curb, or passageway adjacent to it, in standard form and with such insurance company or companies and in an amount of at least as Lender may require, which insurance shall include completed operations, product liability, and blanket contractual liability coverage that insures contractual liability under the indemnifications set forth in this Agreement and the Loan Documents (but such coverage or its amount shall in no way limit such indemnification).

4.3.         Other Insurance. Borrower shall procure and maintain such other insurance or such additional amounts of insurance, covering Borrower or the Collateral, as (a) may be required by the terms of any construction contract for the improvements or by any Governmental Authority, (b) may be specified in any other Loan Documents, or (c) may be required by Lender from time to time.

4.4.         Form of Policies. All insurance policies required under this Section shall be fully paid for and nonassessable. The policies shall contain such provisions, endorsements, and expiration dates as Lender from time to time reasonably requests and shall be in such form and amounts, and be issued by such insurance companies doing business in the State where the Collateral is located, as Lender shall approve in Lender’s sole and absolute discretion. Unless otherwise expressly approved in writing by Lender, each insurer shall have a Best Rating of Class A, Category VIII, or better. All policies shall (a) contain a waiver of subrogation endorsement; (b) provide that the policy will not lapse or be canceled, amended, or materially altered (including by reduction in the scope or limits of coverage) without at least 30 days prior written notice to Lender; (c) with the exception of the comprehensive general liability policy, contain a mortgagee’s endorsement (438 BFU Endorsement or equivalent), and name Lender as insured; and (d) include such deductibles as Lender may approve. If a policy required under this Section contains a co-insurance or overage clause, the policy shall include a stipulated value or agreed amount endorsement acceptable to Lender. Notwithstanding the preceding, Borrower has provided Lender with evidence of insurance to the satisfaction of Lender. So long as Borrower maintains the insurance it has provided to Lender at time of origination for the duration of this Loan, and other than as may be required under Section 4.3, Borrower has complied with this Section 4.4.

4.5.         Duplicate Originals or Certificates. Duplicate original policies evidencing the insurance required herein and any additional insurance that may be purchased on the Collateral by or on behalf of Borrower shall be deposited with and held by Lender and, in addition, Borrower shall deliver to Lender (a) receipts evidencing payment of all premiums on the policies and (b) duplicate original renewal policies or a binder with evidence satisfactory to Lender of payment of all premiums at least 30 days before the policy expires. In lieu of the duplicate original policies to be delivered to Lender provided for herein, Borrower may deliver an underlier of any blanket policy, and Borrower may also deliver original certificates from the issuing insurance company, evidencing that such policies are in full force and effect and containing information that, in Lender’s reasonable judgment, is sufficient to allow Lender to ascertain whether such policies comply with the requirements herein.

4.6.         Increased Coverage. If Lender determines that the limits of any insurance carried by Borrower are inadequate or that additional coverage is required, Borrower shall, within 10 days after written notice from Lender, procure such additional coverage as Lender may require in Lender’s sole and absolute discretion.

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4.7.        No Separate Insurance. Borrower shall not carry separate or additional insurance concurrent in form or contributing in the event of loss with that required herein unless endorsed in favor of Lender as required by this Section and otherwise approved by Lender in all respects.

4.8.        Transfer of Title. In the event of foreclosure of any Collateral or other transfer of title or assignment of any Collateral in extinguishment, in whole or in part, of the Secured Obligations and the Indebtedness, all right, title, and interest of Borrower in and to all insurance policies required herein or otherwise then in force with respect to the Collateral and all proceeds payable under, and unearned premiums on, such policies shall immediately vest in the purchaser or other transferee of the Collateral.

4.9.        Replacement Cost. For purposes of this Agreement, the term “Full Insurable Value” means the actual cost of replacing the Collateral in question, without allowance for depreciation, as calculated from time to time (but not more often than once every calendar year) by the insurance company or companies holding such insurance or, at Lender’s request, by appraisal made by an appraiser, engineer, architect, or contractor proposed by Borrower and approved by said insurance company or companies and Lender. Borrower shall pay the cost of such appraisal.

4.10.      No Warranty. No approval by Lender of any insurer may be construed to be a representation, certification, or warranty of its solvency and no approval by Lender as to the amount, type, or form of any insurance may be construed to be a representation, certification, or warranty of its sufficiency.

4.11.      Lender’s Right to Obtain. Borrower shall deliver to Lender original policies or certificates evidencing such insurance at least 30 days before the existing policies expire. If any such policy is not so delivered to Lender or if any such policy is canceled, whether or not Lender has the policy in its possession, and no reinstatement or replacement policy is received before termination of insurance, Lender, without notice to or demand on Borrower, may (but is not obligated to) obtain such insurance insuring only Lender with such company as Lender may deem satisfactory, and pay the premium for such policies, and the amount of any premium so paid shall be charged to and promptly paid by Borrower or, at Lender’s option, may be added to the Indebtedness. Borrower acknowledges that, if Lender obtains insurance, it is for the sole benefit of Lender, and Borrower shall not rely on any insurance obtained by Lender to protect Borrower in any way.

4.12.      Duty to Restore After Casualty. If any act or occurrence of any kind or nature (including any casualty for which insurance was not obtained or obtainable) results in damage to or loss or destruction of the Collateral, Borrower shall immediately give notice of such loss or damage to Lender and, if Lender so instructs, shall promptly, at Borrower’s sole cost and expense, regardless of whether any insurance proceeds will be sufficient for the purpose, commence and continue diligently to completion to restore, repair, replace, and rebuild the Collateral as nearly as possible to its value, condition, and character immediately before the damage, loss, or destruction.

5.           BORROWER COVENANTS AND REPORTING REQUIREMENTS.

5.1.        Financial Statements; Estoppel Certificates.

5.1.1.         Borrower’s Financial Statements. On receipt of Lender’s written request and without expense to Lender, Borrower shall furnish to Lender (a) an annual statement of the operation of the Real Property Collateral prepared and certified by Borrower, showing in reasonable detail satisfactory to Lender total Rents (as defined in the Security Instrument) received and total expenses together with an annual balance sheet and profit and loss statement, within 90 days after the close of each fiscal year of Borrower, beginning with the fiscal year first ending after the date of recordation of the Security Instrument; (b) within 30 days after the end of each calendar quarter (March 31, June 30, September 30, December 31) interim statements of the operation of the Real Property Collateral showing in reasonable detail satisfactory to Lender total Rents and other income and receipts received and total expenses for the previous quarter, certified by Borrower; and (c) copies of Borrower’s annual state and federal income tax returns within 30 days after filing them. Borrower shall keep accurate books and records, and allow Lender, its representatives and agents, on notice, at any time during normal business hours, access to such books and records regarding acquisition, construction, development, and operations of the Real Property Collateral, including any supporting or related vouchers or papers, shall allow Lender to make extracts or copies of any such papers, and shall furnish to Lender and its agents convenient facilities for the audit of any such statements, books, and records.

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5.1.2.         Recordkeeping. Borrower shall keep adequate records and books of account in accordance with generally accepted accounting principles and practices and shall permit Lender, by its agents, accountants, and attorneys, to examine Borrower’s records and books of account and to discuss the affairs, finances, and accounts of Borrower with the officers of Borrower, at such reasonable times as Lender may request.

5.1.3.         Additional Financial Statements. Except to the extent already required herein, Borrower, its controlling shareholders, and all Guarantors of the Indebtedness, if any, shall deliver to Lender with reasonable promptness after the close of their respective fiscal years a balance sheet and profit and loss statement, prepared by the principal of the Borrower or an independent certified public accountant satisfactory to Lender, setting forth in each case, in comparative form, figures for the preceding year, which statements shall be accompanied by the unqualified opinion of the principal of the Borrower or such accountant as to their accuracy. Throughout the term of the Loan, Borrower and any Guarantor shall deliver, with reasonable promptness, to Lender such other information with respect to Borrower or Guarantor as Lender may from time to time request. All financial statements of Borrower or Guarantor shall be prepared using reasonably accepted accounting practices applied on a consistent basis and shall be delivered in duplicate. Documents and information submitted by Borrower to Lender are submitted confidentially, and Lender shall not disclose them to third parties and shall limit access to them to what is necessary to service the loan, accomplish the normal administrative, accounting, tax-reporting, and other necessary functions, to sell all or any part of the loan and to report such information as required to the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Internal Revenue Service, and similar entities.

5.1.4.         No Waiver of Default or Rights. Lender’s exercise of any right or remedy provided for herein shall not constitute a waiver of, or operate to cure, any default by Borrower under this Agreement, or preclude any other right or remedy that is otherwise available to Lender under this Agreement or Governmental Requirements.

5.2.        Borrower’s Obligation to Notify Lender.

5.2.1.         Bankruptcy, Insolvency, Transfer, or Encumbrance. Borrower shall notify Lender in writing, at or before the time of the occurrence of any Event of Default, of such event and shall promptly furnish Lender with any and all information on such event that Lender may request.

5.2.2.         Government Notice. Borrower shall give immediate written notice to Lender of any notice, proceeding, inquiry, examination, enforcement action, penalty, fine, or civil or criminal action by any Governmental Authority. Borrower shall provide such notice to Lender within five (5) days of Borrower’s knowledge, constructive or actual, of any such notice, proceeding or inquiry by any Government Authority.

5.3.         Funds for Taxes and Insurance. If Borrower is in default under this Agreement or any of the Loan Documents, regardless of whether the default has been cured, then Lender may at any subsequent time, at its option to be exercised on 30 days written notice to Borrower, require Borrower to deposit with Lender or its designee, at the time of each payment of an installment of interest or principal under the Note, an additional amount sufficient to discharge the Secured Obligations as they become due. The calculation of the amount payable and of the fractional part of it to be deposited with Lender shall be made by Lender in its sole and absolute discretion. These amounts shall be held by Lender or its designee not in trust and not as agent of Borrower and shall not bear interest, and shall be applied to the payment of any of the Secured Obligations under the Loan Documents in such order or priority as Lender shall determine. If at any time within 30 days before the due date of these obligations the amounts then on deposit shall be insufficient to pay the obligations under the Note and this Agreement in full, Borrower shall deposit the amount of the deficiency with Lender within 10 days after Lender’s demand. If the amounts deposited are in excess of the actual obligations for which they were deposited, Lender may refund any such excess, or, at its option, may hold the excess in a reserve account, not in trust and not bearing interest, and reduce proportionately the required monthly deposits for the ensuing year. Nothing in this Section shall be deemed to affect any right or remedy of Lender under any other provision of this Agreement or under any statute or rule of law to pay any such amount and to add the amount so paid to the Indebtedness secured by the Security Instrument. Lender shall have no obligation to pay insurance premiums or taxes except to the extent the fund established under this Section is sufficient to pay such premiums or taxes, to obtain insurance, or to notify Borrower of any matters relative to the insurance or taxes for which the fund is established under this Section.

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Lender or its designee shall hold all amounts so deposited as additional security for the sums secured by the Security Instrument. Lender may, in its sole and absolute discretion and without regard to the adequacy of its security under the Security Instrument, apply such amounts or any portion of it to any Indebtedness secured by the Security Instrument, and such application shall not be construed to cure or waive any default or notice of default under this Agreement, or any other Loan Document.

If Lender requires deposits to be made under this Section, Borrower shall deliver to Lender all tax bills, bond and assessment statements, statements for insurance premiums, and statements for any other obligations referred to above as soon as Borrower receives such documents.

If Lender sells or assigns the Loan, Lender shall have the right to transfer all amounts deposited under this Section to the purchaser or assignee. After such a transfer, Lender shall be relieved and have no further liability under this Agreement for the application of such deposits, and Borrower shall look solely to such purchaser or assignee for such application and for all responsibility relating to such deposits.

5.4.         Compliance with Law. Borrower shall: (a) maintain a yearly accounting cycle; (b) maintain in full force and effect all material licenses, bonds, franchises, leases, trademarks, patents, contracts, and other rights necessary or desirable to the conduct of its business, or related to the Collateral; (c) continue in, and limit its operations to, substantially the same general lines of business as those presently conducted by it; (d) pay when due all taxes, license fees, and other charges upon the Collateral or upon Borrower's business, property or the income therefrom; and (e) comply with all Governmental Requirements.

5.5.         Care of Collateral. Borrower shall: (a) keep the Collateral in good condition and repair; (b) restore and repair to the equivalent of its original condition all or any part of any Collateral that may be damaged or destroyed, whether or not insurance proceeds are available to cover any part of the cost of such restoration and repair, and regardless of whether Lender permits the use of any insurance proceeds to be used for restoration under this Agreement, Security Instrument, and Collateral Security Agreement; (c) comply with all laws and Governmental Requirements affecting the Collateral or requiring that any alterations, repairs, replacements, or improvements be made thereon; (d) not commit or permit waste on or to any Collateral, or commit, suffer, or permit any act or violation of law to occur on it; (e) not abandon any Collateral; (f) notify Lender in writing of any condition of any Collateral that may have a significant and measurable effect on its market value; (g) do all other things that the character or use of the Collateral may reasonably render necessary to maintain it in the same condition (reasonable wear and tear expected) as existed at the date of this Agreement; (h) at all times warrant and defend Borrower's ownership and possession of the Collateral; and (i) keep the Collateral free from all liens, claims, encumbrances and security interests.

5.6.         Transfer of Collateral. Borrower will not, without obtaining the prior written consent of Lender, transfer or permit any transfer of any Collateral or any part thereof to be made, or any interest therein to be created by way of a sale (except as expressly permitted herein), or by way of a grant of a security interest, or by way of a levy or other judicial process.

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5.7.         Indemnify Lender. Borrower shall indemnify and hold the Lender and its successors and assigns harmless from and against any and all losses, cost, expense (including, without limitation attorneys’ fees, consulting fees and court costs), demand, claim or lawsuit arising out of or related to or in any way connected with or arising out of (i) Borrower’s breach of the provisions of this Agreement or any of the other Loan Documents, or (ii) the Property, Improvements or construction activities relating thereto. Lender may commence, appear in, or defend any action or proceeding purporting to affect the rights, duties, or liabilities of the parties to this Agreement, or the Collateral, and Borrower shall pay all of Lender’s reasonable costs and expenses so incurred on demand. If Borrower fails to provide such indemnity as the same accrues and as expenses are incurred, the amount not paid shall be added to the principal amount of the Note and bear interest thereon at the same rate then in effect (including any default rate in effect) and shall be secured by the same collateral as securing the Note and Loan Documents. This Section shall survive execution, delivery, and performance of this Agreement and the other Loan Documents.

5.8.        Cannabis Related Provisions.

5.8.1.         Permitting. In the event the Real Property Collateral is used by Borrower or is leased to a tenant that uses or intends to utilize the Real Property Collateral to conduct activities involving cannabis and is subject to regulation under California and local law (“Cannabis Business”). Borrower agrees that it shall not operate, nor allow any such tenant to operate, any Cannabis Business at the Real Property Collateral without first receiving proof of compliance with applicable state and local law and delivering such proof to Lender. Evidence of compliance shall include a copy of a permit issued by the City in which the Real Property Collateral is located authorizing Borrower or tenant, as applicable, to operate a Cannabis Business at the Real Property Collateral.

5.8.2.         Compliance Defaults. The following shall constitute additional Events of Default under the terms of this Agreement (“Compliance Default”): a) Borrower fails to provide proof of compliance as required above; b) Borrower and/or a tenant commences operating a Cannabis Business at the Real Property Collateral without complying with applicable state and local law in the jurisdiction where each Real Property Collateral is situated and providing proof of such compliance to Lender; c) Borrower, Tenant or any other occupant of the Real Property Collateral uses the Real Property Collateral in a manner that is not in compliance with the state and local law in the jurisdiction where each Real Property Collateral is situated; or d) any Governmental Authority commences a forfeiture proceeding against the Real Property Collateral. In the event of a Compliance Default Lender may, at its option, declare the Note (including, without limitation, all accrued interest) due and payable immediately regardless of the Maturity Date. Borrower expressly waives notice of the exercise of this option.

6.            ENVIRONMENTAL MATTERS.

6.1.         Environmental Indemnity Agreement. Concurrently with the execution of this Agreement, Borrower shall execute and deliver to Lender a separate Environmental Indemnity Agreement (“Environmental Indemnity”) in form and substance satisfactory to Lender, pursuant to which Borrower will indemnify, defend, and hold Lender harmless from and against any and all losses, damages, claims, costs, and expenses incurred by Lender as a result of the existence or alleged existence of hazardous or toxic substances on, under, or about the Real Property Collateral in violation of Environmental Laws as provided in the Environmental Indemnity. The obligations of the Borrower under the Environmental Indemnity shall not be secured by the Security Instrument.

6.2.         Borrower’s Representations and Warranties. Borrower represents and warrants to Lender that each and every representation and warranty in the Environmental Indemnity (collectively “Environmental Representations”) is true and correct.

6.3.         Survival of Representations and Warranties. The Environmental Representations shall be continuing and shall be true and correct for the period from the date of this Agreement to the release of the Security Instrument (whether by payment of the Indebtedness or foreclosure or action in lieu of foreclosure), and these representations and warranties shall survive such release.

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6.4.        Notice to Lender. Borrower shall give prompt written notice to Lender of:

6.4.1.         Any proceeding or inquiry by any Governmental Authority regarding the presence or threatened presence of any Hazardous Materials on the Real Property Collateral;

6.4.2.         All claims made or threatened by any third party against Borrower or the Real Property Collateral relating to any loss or injury resulting from any Hazardous Materials;

6.4.3.         Any notice given to Borrower under Environmental Laws; and

6.4.4.         Discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Real Property Collateral that could cause it or any part of it to be subject to any restrictions on the ownership, occupancy, transferability, or use of the Real Property Collateral under any Environmental Laws.

6.5.        Lender’s Right to Join Legal Actions. Lender shall have the right, at its option, but at Borrower’s sole cost and expense, to join and participate in, as a party if it so elects, any legal proceedings or actions initiated by or against Borrower or the Real Property Collateral in connection with any Environmental Laws.

7.           DEFAULT AND REMEDIES.

7.1.        Event of Default. The occurrence of any of the following events shall constitute an Event of Default under this Agreement:

7.1.1.         Payment of Indebtedness. Borrower fails to pay any installment of interest and/or principal under the Note or any other Indebtedness when due and such failure continues for more than 10 days after the date such payment was due and payable whether on maturity, the date stipulated in any Loan Document, by acceleration, or otherwise.

7.1.2.         Performance of Obligations. The failure, refusal, or neglect to perform and discharge fully and timely any of the Secured Obligations as and when required.

7.1.3.         Judgment. If any final judgment, order, or decree is rendered against Borrower or a Guarantor and is not paid or executed on, or is not stayed by perfection of an appeal or other appropriate action, such as being bonded, or is not otherwise satisfied or disposed of to Lender’s satisfaction within 30 days after entry of the judgment, order, or decree.

7.1.4.         Voluntary Bankruptcy. If Borrower or any Guarantor (a) seeks entry of an order for relief as a debtor in a proceeding under the Bankruptcy Code; (b) seeks, consents to, or does not contest the appointment of a receiver or trustee for itself or for all or any part of its property; (c) files a petition seeking relief under the bankruptcy, arrangement, reorganization, or other debtor relief laws of the United States or any state or any other competent jurisdiction; (d) makes a general assignment for the benefit of its creditors; or (e) states in writing its inability to pay its debts as they mature.

7.1.5.         Involuntary Bankruptcy. If (a) a petition is filed against Borrower or any Guarantor seeking relief under any bankruptcy, arrangement, reorganization, or other debtor relief laws of the United States or any state or other competent jurisdiction; or (b) a court of competent jurisdiction enters an order, judgment, or decree appointing, without the consent of Borrower or any Guarantor, a receiver or trustee for it, or for all or any part of its property; and (c) such petition, order, judgment, or decree is not discharged or stayed within 30 days after its entry.

7.1.6.        Foreclosure of Other Liens. If the holder of any lien or security interest on the Collateral (without implying Lender’s consent to the existence, placing, creating, or permitting of any lien or security interest) institutes foreclosure or other proceedings to enforce its remedies thereunder and any such proceedings are not stayed or discharged within 30 days after institution of such foreclosure proceedings.

7.1.7.         Sale, Encumbrance, or Other Transfer. If Borrower sells, gives an option to purchase, exchanges, assigns, conveys, encumbers (including, but not limited to PACE/HERO loans, any loans where payments are collected through property tax assessments, and super-voluntary liens which are deemed to have priority over the lien of the Security Instrument) (other than with a Permitted Encumbrance as defined in the Security Instrument), transfers possession, or alienates all or any portion of the Collateral, or any of Borrower’s interest in the Collateral, or suffers its title to, or any interest in, the Collateral to be divested, whether voluntarily or involuntarily; or if there is a sale or transfer of any interests in Borrower; or if Borrower changes or permits to be changed the character or use of the Collateral, or drills or extracts or enters into any lease for the drilling or extracting of oil, gas, or other hydrocarbon substances or any mineral of any kind or character on the Real Property Collateral; or if title to the Collateral becomes subject to any lien or charge, voluntary or involuntary, contractual or statutory, without Lender’s prior written consent.

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7.1.8.         Title and Lien Priority. If Borrower’s, or any other pledgor of Collateral, as applicable, title to any or all of the Collateral or Lender’s security interest on the Collateral or the status of Lender’s lien as a lien and security interest in the priority position indicated in any Security Agreement on any Collateral is endangered in any manner, and Borrower fails to cure the same on Lender’s demand.

7.1.9.         Other Defaults. The occurrence of an Event of Default or any default, as defined or described in the other Loan Documents, or the occurrence of a default on any Indebtedness or Secured Obligations.

7.1.10.       Levy on Assets. A levy on any of the assets of Borrower or any Guarantor, and such levy is not stayed or abated within 30 days after such levy.

7.1.11.       Breach of Representations. The breach of any representation, warranty, or covenant in this Agreement or other Loan Documents.

7.1.12.       Default Under Prior Security Instrument, or Lien. The failure to pay on a timely basis, or the occurrence of any other default under any note, deed of trust, contract of sale, lien, charge, encumbrance, or security interest encumbering or affecting the Collateral and having priority over the lien of Lender.

7.1.13.       Materially Adverse Event. The occurrence of any event that in Lender's judgment materially adversely affects (i) the ability of Borrower to perform any of its obligations under this Agreement or under any of the Loan Documents, including, without limitation, the occurrence of any event of dissolution or termination of Borrower, of any member of Borrower, or of any Guarantor, or the death, incapacity or disability of a Borrower or Guarantor; (ii) the business or financial condition of Borrower, or of any member of Borrower, or of any Guarantor; or (iii) the operation or value of the Collateral.

7.1.14.       Violation of Governmental Requirements. The failure of Borrower, any tenant, or any other occupant of the Real Property Collateral to comply with any Governmental Requirement. Any potential violation by a tenant or other occupant of the Real Property Collateral of any Governmental Requirement is an Event of Default under the terms of this Agreement, then Lender, at Lender’s option, may, without prior notice, declare all Indebtedness, regardless of the stated due date(s), immediately due and payable and may exercise all rights and remedies in this Agreement, and any other Loan Documents.

7.1.15.       Replenish Fund Control Reserve. Borrower’s failure to replenish the Fund Control Reserve upon five (5) business days written notice by Lender to Borrower.

7.2.        Construction Defaults. The following events shall be an Event of Default under this Agreement:

  (a)         Borrower shall commence construction of the Improvements no later than ninety (90) days from the date of this Agreement.

  (b)         Borrower failure to receive fully approved plans and permits from all Governmental Authorities within 90 (ninety) days after the date of Closing.

  (c)         Borrower failure to complete all Action Items required by Lender to the satisfaction of Lender in its sole and absolute discretion. The term “Action Items” as used herein shall mean actions that Lender, in its sole and absolute discretion, has determined Borrower shall take to ensure that the construction of the Improvements on the Real Property Collateral is being conducted and completed to the satisfaction of Lender. Lender may inspect the Real Property Collateral at any time and require Borrower to remediate construction if any work performed at the Real Property Collateral is considered substandard by Lender in Lender’s absolute discretion. The failure to complete any additional work required by Lender upon inspection of the Real Property Collateral within thirty (30) days’ notice by Lender or its agents to Borrower shall be considered an additional Event of Default under this Agreement.

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  (d)         The cessation of construction for a period in excess, in the aggregate, of 20 calendar days for any reason. Notwithstanding the foregoing, this 20-calendar-day period shall be extended, but only up to an aggregate maximum of 90 days not to exceed the Maturity Date in any event, for any delays that are beyond the control of Borrower, including a Force Majeure Event (“Unavoidable Delay”) (but excluding financial circumstances or events that may be resolved by the payment of money), and provided Borrower has notified Lender of such delay within 10 days of its occurrence, and provided that no Unavoidable Delay shall (i) suspend or otherwise abate any obligation of Borrower to pay any sum of money, including principal and interest, under the Loan Documents, (ii) suspend or abate any other obligation of Borrower under the Loan Documents, or (iii) extend the Completion Date or the Maturity Date. Notwithstanding the foregoing, Lender shall not be obligated to make any Advance(s) unless all conditions of 2.8.8 and 2.8.9, as applicable, are satisfied.

  (e)         Borrower’s failure to promptly notify Lender of any Force Majeure Event that it anticipates will materially affect the Completion Date.

  (f)         The appearance of defective workmanship or materials in connection with the Improvements, which deviations or defects are not corrected or substantially corrected within ten (10) calendar days after receipt of written notice of these deviations or defects from Lender to Borrower.

  (g)        The encroachment of any of the Improvements over the Property or setback lines or on an easement, or the encroachment on the Property of any structure on an adjoining property.

7.3.          Remedies. On the occurrence of an Event of Default, Lender may, in addition to any other remedies that Lender may have under this Agreement or under the Loan Documents or by law, at its option and without prior demand or notice, take any or all of the following actions:

7.3.1.         The Lender may, without prejudice to any of its other rights under any Loan Document or by Applicable Law, declare all Secured Obligations to be immediately due and payable without presentment, notice of intent to accelerate, representation, demand of payment or protest, which are hereby expressly waived.

7.3.2.         The obligation of the Lender, if any, to make additional loans or financial accommodations of any kind to the Borrower shall immediately terminate upon the occurrence of an Event of Default.

7.3.3.         Lender may, upon such acceleration remit to itself all undisbursed Loan proceeds, which Lender may, in its sole discretion, apply to (i) reduce the amount of the Secured Obligations, (ii) complete the Improvements, (iii) settle with claimants, or (iv) any other purpose permitted by this Agreement, the Loan Documents and/or Governmental Requirements. After acceleration Lender may proceed with any or all remedies provided in the Loan Documents, including record a notice of default under the Deed of Trust, or available by law or equity. All expenses and advances, including, but not limited to, attorneys’ fees, fees of experts, costs of construction and other expenses shall be deemed added to the Note, shall bear interest at the same rate as the principal thereof (including any default rate in effect) and shall be secured by the same liens.

7.3.4.         If an Event of Default shall have occurred and be continuing, the Lender may exercise any remedy provided by any or all Security Agreements. In addition, the Lender may exercise in respect of any Collateral, in addition to other rights and remedies provided for herein (or in any Loan Document) or otherwise available to it, all the rights and remedies of a secured party under the applicable Uniform Commercial Code (the "Code") whether or not the Code applies to the affected Collateral, and also may (i) require the Borrower to, and the Borrower hereby agrees that it will at its expense and upon request of the Lender forthwith, assemble all or part of the Collateral as directed by the Lender and make it available to the Lender at a place to be designated by the Lender that is reasonably convenient to both parties and (ii) without notice except as specified below or by Applicable Law, sell the Collateral or any part thereof in one or more lots at public or private sale, at any of the Lender's offices or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as the Lender may deem commercially reasonable. Borrower agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefore, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

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7.3.5.         Unless otherwise required by Governmental Requirements , all cash proceeds received by the Lender in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Lender, be held by the Lender as collateral for, or then or at any time thereafter applied in whole or in part by the Lender against all or any part of the Secured Obligations in such order as the Lender shall elect. Any surplus of such cash or cash proceeds held by the Lender and remaining after the full, and final payment of all the Secured Obligations shall be paid over to the Borrower or to such other Person to which the Lender may be required under Applicable Law, or directed by a court of competent jurisdiction, to make payment of such surplus.

7.4.         Rights and Remedies Cumulative. All rights and remedies provided for herein or in any other Loan Document are not exclusive, each shall be cumulative and in addition to any and all other rights and remedies existing at law or in equity, and all such remedies shall survive the acceleration of one or more of the Notes. Lender’s exercise or partial exercise of, or failure to exercise, any remedy shall not restrict Lender from further exercise of that remedy or any other available remedy. No extension of time for payment or performance of any obligation shall operate to release discharge, modify, change or affect the original liability of Borrower for any obligations, either in whole or in part.

7.5.         Waiver of Marshalling. Despite the existence of interests in the Collateral other than that created by the Security Agreements, and despite any other provision of this Agreement, if Borrower defaults in paying the Indebtedness or in performing any Secured Obligations, Lender shall have the right, in Lender’s sole and absolute discretion, to establish the order in which the Collateral will be subjected to the remedies provided in this Agreement and Security Agreement and to establish the order in which all or any part of the Indebtedness secured by the Security Agreement is satisfied from the proceeds realized on the exercise of the remedies provided in the Security Agreement. Borrower and any Person who now has or later acquires any interest in the Collateral with actual or constructive notice of this Agreement and/or any Security Agreement waives any and all rights to require a marshaling of assets in connection with the exercise of any of the remedies provided in this Agreement, any Security Agreement or otherwise provided by Governmental Requirements.

7.6.         Limitations on Borrower During Cure Period. For any period during which Borrower has an opportunity to cure an Event of Default in accordance with this Agreement, the Note, the Security Agreement or any other Loan Document, Borrower shall not (a) make any distributions to its members and (b) make any expenditures outside the ordinary course of business, except to cure a Default of this Agreement, the Note, the Security Agreement or any other Loan Document.

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8.             GENERAL TERMS.

8.1.         No Waiver by Lender. No waiver by Lender of any right or remedy provided by the Loan Documents or Governmental Requirements shall be effective unless such waiver is in writing and signed by authorized officer(s) of Lender. Waiver by Lender of any right or remedy granted to Lender under the Loan Documents or Governmental Requirements as to any transaction or occurrence shall not be deemed a waiver of any future transaction or occurrence. The acceptance of payment of any sum secured by the Collateral after its due date, or the payment by Lender of any Indebtedness or the performance by Lender of any Secured Obligations of Borrower under the Loan Documents, on Borrower’s failure to do so, or the addition of any payment so made by Lender to the Indebtedness secured by the Collateral, or the exercise of Lender’s right to enter the Real Property Collateral and receive and collect the Rents from it, or the assertion by Lender of any other right or remedy under the Loan Documents, shall not constitute a waiver of Lender’s right to require prompt performance of all other Secured Obligations of Borrower under the Loan Documents and payment of the Indebtedness, or to exercise any other right or remedy under the Loan Documents for any failure by Borrower to timely and fully pay the Indebtedness and perform its Secured Obligations under the Loan Documents. Lender may waive any right or remedy under the Loan Documents or Governmental Requirements without notice to or consent from Borrower, any Guarantor of the Indebtedness and of the Secured Obligations under the Loan Documents, or any holder or claimant of a lien or other interest in the Collateral that is junior to the lien of Lender, and without incurring liability to Borrower or any other Person by so doing.

8.2.         Successors and Assigns. This Agreement is made and entered into for the sole protection and benefit of Lender and Borrower and their successors and assigns, and no other Person or Persons shall have any right of action under this Agreement. The terms of this Agreement shall inure to the benefit of the successors and assigns of the parties, provided, however, that the Borrower's interest under this Agreement cannot be assigned or otherwise transferred without the prior consent of Lender.

8.3.         Notice. Except for any notice required by Governmental Requirements to be given in another manner, (a) all notices required or permitted by the Loan Documents shall be in writing; (b) each notice shall be sent (i) for personal delivery by a delivery service that provides a record of the date of delivery, the individual to whom delivery was made, and the address where delivery was made; (ii) by certified United States mail, postage prepaid, return receipt requested; or (iii) by nationally recognized overnight delivery service, marked for next-business-day delivery; and (c) all notices shall be addressed to the appropriate party at its address as follows or such other addresses as may be designated by notice given in compliance with this provision:

Lender:	[REDACTED - COMMERCIALLY SENSTIVE]

Borrower:	[REDACTED - COMMERCIALLY SENSTIVE]

Notices will be deemed effective on the earliest of (a) actual receipt; (b) rejection of delivery; or (c) if sent by certified mail, the third day on which regular United States mail delivery service is provided after the day of mailing or, if sent by overnight delivery service, on the next day on which such service makes next-business-day deliveries after the day of sending.

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To the extent permitted by Governmental Requirements, if there is more than one Borrower, notice to any Borrower shall constitute notice to all Borrowers. For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower’s current address(es).

8.4.         Authority to File Notices. Borrower irrevocably appoints, designates, and authorizes Lender as its agent (this agency being coupled with an interest) to file or send to any third party any notice or documents or take any other action that Lender reasonably deems necessary or desirable to protect its interest under this Agreement, or under the Loan Documents, and will on request by Lender, execute such additional documents as Lender may require to further evidence the grant of this right to Lender.

8.5.         Attorney-in-Fact. Borrower irrevocably appoints Lender its true and lawful attorney-in-fact, which appointment is coupled with an interest, for purposes of accomplishing any of the foregoing. Borrower further nominates and appoints Lender as attorney-in-fact to perform all acts and execute all documents deemed necessary by Lender in furtherance of the terms of this Agreement; except, however, for receiving notice on behalf of Borrower.

8.6.         Time. Time is of the essence in the Loan Documents.

8.7.         Amendments, Termination, Waiver. No amendment, supplement, termination, or waiver of any provision of this Agreement or of any of the Loan Documents, nor consent to any departure by Borrower from the terms of this Agreement or of any of the other Loan Documents, shall be effective unless it is in writing and signed by Lender and Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

8.8.         Headings. The article, section and paragraph headings in this Agreement are for reference only and in no way define, limit, extend, or interpret the scope of this Agreement or of any particular article or section.

8.9.         Validity. If any provision of this Agreement is held to be invalid, that holding shall not affect in any respect the validity of the remainder of this Agreement.

8.10.       Cross-Default. Any default under the terms of any loan agreement, promissory note, deed of trust, mortgage, lease, conditional sale contract or other agreement, document or instrument evidencing, governing or securing any indebtedness owing by Borrower or any Affiliate of Borrower to Lender or any Affiliate of Lender; shall, at Lender’s option, constitute an Event of Default under this Agreement. Notwithstanding anything contained in the Loan Documents to the contrary, any Loan sold, participated, or otherwise transferred to a third party (“Loan Sale”) shall not be cross-defaulted or cross-collateralized with any other loan not sold or transferred as part of the same Loan Sale. The following definitions shall apply to this Section:

“Affiliate” means, with respect to any Person, any other Person that is directly or indirectly Controlling, Controlled by or under common Control with, such Person.

“Control” and derivative terms means the possession, directly or indirectly, and acting either alone or together with others, of the power or authority to direct or cause the direction of the management, material policies, material business decisions or the affairs of a Person, whether through the ownership of equity securities or interests, by contract or other means.

“Person” means any natural person, business, corporation, company, and or association, limited liability company, partnership, limited partnership, limited liability partnership, joint venture, business enterprise, trust, government authority or other legal entity.

BORROWER’S INITIALS: _______

8.11.       Survival of Warranties. All agreements, representations, and warranties made in this Agreement shall survive the execution and delivery of this Agreement, of the Loan Documents, and the making of the Loan under this Agreement and continue in full force and effect until the Secured Obligations have been fully paid and satisfied.

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8.12.       Attorney Fees. Borrower agrees to pay the following costs, expenses, and attorney fees paid or incurred by Lender, or adjudged by a court: (a) reasonable costs of collection and costs, expenses, and attorney fees paid or incurred in connection with the collection or enforcement of the Loan Documents, whether or not suit is filed; (b) reasonable costs, expenses, and attorney fees paid or incurred in connection with representing Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors' rights and involving a claim under the Loan Documents; (c) reasonable costs, expenses, and attorney fees incurred to protect the lien of the Security Instrument; and (d) costs of suit and such sum as the court may adjudge as attorney fees in any action to enforce payment of the Loan Documents or any part of it.

8.13.       Governing Law; Consent to Jurisdiction and Venue. This Agreement is made by Lender and accepted by Borrower in the State of California, except that at all times the provisions for the creation, perfection, priority, enforcement and foreclosure of the liens and security interests created in the Real Property Collateral under the Loan Documents shall be governed by and construed according to the laws of the state in which each Real Property Collateral is situated. To the fullest extent permitted by the law of the state in which each Real Property Collateral is situated, the law of the State of California shall govern the validity and enforceability of all Loan Documents, and the debt or obligations arising hereunder (but the foregoing shall not be construed to limit Lender’s rights with respect to such security interest created in the state in which each Real Property Collateral is situated). The parties agree that jurisdiction and venue for any dispute, claim or controversy arising, other than with respect to perfection and enforcement of Lender’s rights against the Real Property Collateral, shall be Orange County, California, or the applicable federal district court that covers said County, and Borrower submits to personal jurisdiction in that forum for any and all purposes. Borrower waives any right Borrower may have to assert the doctrine of forum non conveniens or to object to such venue.

BORROWER’S INITIALS: _______

8.14.       Legal Relationships. The relationship between Borrower and Lender is that of lender and borrower, and no partnership, joint venture, or other similar relationship shall be inferred from this Agreement. Borrower shall not have the right or authority to make representations, to act, or to incur debts or liabilities on behalf of Lender. Borrower is not executing this Agreement as an agent or nominee for an undisclosed principal, and no third-party beneficiaries are or shall be created by the execution of this Agreement.

8.15.       Dispute Resolution: Waiver of Right to Jury Trial.

8.15.1.       ARBITRATION. CONCURRENTLY HEREWITH, BORROWER AND ANY GUARANTOR SHALL EXECUTE THAT CERTAIN ARBITRATION AGREEMENT WHEREBY BORROWER, ANY GUARANTOR, AND LENDER AGREE TO ARBITRATE ANY DISPUTES TO RESOLVE ANY CLAIMS (AS DEFINED IN THE ARBITRATION AGREEMENT).

8.15.2.       WAIVER OF RIGHT TO JURY TRIAL. CONCURRENTLY HEREWITH, BORROWER AND ANY GUARANTOR SHALL EXECUTE THAT CERTAIN ARBITRATION AGREEMENT AND WAIVER OF RIGHT TO JURY TRIAL WHEREBY BORROWER, ANY GUARANTOR, AND LENDER AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM (AS DEFINED IN THE ARBITRATION AGREEMENT) OR CAUSE OF ACTION BASED ON OR ARISING FROM THE LOAN.

BORROWER’S INITIALS: _______

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Construction Loan and Security Agreement
Borrower’s Initials: _______

8.16.       Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original. This Agreement shall be deemed fully executed and effective when all Parties have executed at least one of the counterparts, even though no single counterpart bears all such signatures.

8.17.       Severability. If any provision of the Loan Documents, or the application of them to the circumstances, is held void, invalid, or unenforceable by a court of competent jurisdiction, the Loan Documents, and the applications of such provision to other parties or circumstances, shall not be affected thereby, the provisions of the Loan Documents being severable in any such instance.

8.18.       Cooperation. Borrower acknowledges that Lender and its successors and assigns may (a) sell, transfer, or assign the Loan Documents to one or more investors as a whole loan, in a rated or unrated public offering or private placement; (b) participate the Loan to one or more investors in a rated or unrated public offering or private placement; (c) deposit the Loan Documents with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets in a rated or unrated public offering or private placement; or (d) otherwise sell the Loan or interest therein to investors in a rated or unrated public offering or private placement. (The transactions referred to in clauses (a)-(d) are hereinafter referred to as "Secondary Market Transactions.") Borrower shall, at Lender's expense, cooperate in good faith with Lender in effecting any such Secondary Market Transaction and shall cooperate in good faith to implement all requirements reasonably imposed by the participants involved in any Secondary Market Transaction (including, without limitation, a rating agency and/or an institutional purchaser, participant, or investor) including, without limitation, all structural or other changes to the Loan Documents, modifications to any documents to the Loan Documents, delivery of opinions of counsel acceptable to the rating agency or such other purchasers, participants or investors, and addressing such matters as the rating agency or such other purchasers, participants, or investors may require; provided, however, that the Borrower shall not be required to modify any documents evidencing or securing the Loan Documents that would modify (i) the interest rate payable under the Note, (ii) the stated Maturity Date, (iii) the amortization of principal of the Note, or (iv) any other material terms or covenants of the Note. Borrower shall provide such information and documents relating to Borrower, the Collateral, any Leases (as defined in the Security Instrument), and any lessees as Lender or the rating agency or such other purchasers, participants, or investors may reasonably request in connection with a Secondary Market Transaction. Lender shall have the right to provide to the rating agency or prospective purchasers, participants, or investors any information in its possession including, without limitation, financial statements relating to Borrower, the Collateral, and any lessee. Borrower acknowledges that certain information regarding the Loan and the parties thereto and the Real Property Collateral may be included in a private placement memorandum, prospectus, or other disclosure documents and consents to the release of such information to third parties.

8.19.       Obligations of Borrower Joint and Several. If more than one Person is named as Borrower, each obligation of Borrower under this Agreement shall be the joint and several obligations of each such Person.

8.20.       No Modifications or Amendments; No Waiver. Except as specified herein, the Loan Documents may not be amended, modified or changed, nor shall any waiver of the provisions hereof be effective, except only by an instrument in writing signed by the party against whom enforcement of any waiver, amendment, change, modification or discharge is sought. Additionally, a waiver of any provision in one event shall not be construed as a waiver of any other provision at any time, as a continuing waiver, or as a waiver of such provision on a subsequent event.

[SIGNATURES FOLLOW]

26
Construction Loan and Security Agreement
Borrower’s Initials: _______

IN WITNESS WHEREOF, Borrower has executed this Agreement as of the date first written above by and through their duly authorized representatives.

BORROWER:

In Grown Farms LLC 2, An Illinois LIMITED LIABILITY COMPANY

By:	/s/ Kevin P. Murphy
Kevin P. Murphy, Manager

27
Construction Loan and Security Agreement
Borrower’s Initials: _______